Exhibit (1)

March 9, 2020

Each of the Trusts listed

  on Annex A attached hereto

510 Madison Avenue

21st Floor

New York, NY 10022

Re:    Stone Ridge Longevity Risk Premium Fixed Income Trusts

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware statutory trusts organized in series listed on Annex A attached hereto (each a “Trust” and collectively, the “Trusts”) and each of the series of the applicable Trusts also set forth on Annex A attached hereto (each a “Fund” and collectively, the “Funds”), solely in connection with the matters set forth herein. This opinion is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

the Certificate of Trust of each Trust, together with any amendments thereto (as amended, the “Certificate of Trusts”), filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”);

(b)	a Certificate of Good Standing with respect to each Trust issued by the Secretary of State, dated as of a recent date;

(c)

the Agreement and Declaration of Trust of each Trust dated as of the date of formation of the applicable Trust, as amended and restated by the Amended and Restated Declaration of Trust of each Trust, each dated as of February 27, 2020 (as amended and restated, the “Declarations of Trust”);

(d)	the Bylaws of each of the Trust, effective as of February 10, 2020 (the “Bylaws”);

(e)

a form of Registration Statement on Form N-2 filed by each Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about March 9, 2020, (each a “Registration Statement”), including a prospectus (each, a “Prospectus”) with respect to the issuance of shares of beneficial interest of each Fund in an aggregate amount set forth on Annex B attached hereto (the “Shares”); and

Each of the Trusts listed

  on Annex A attached hereto

March 9, 2020

(f)

the certificate of an officer of the Trusts, together with all exhibits attached thereto, certifying as to, among other things: (i) resolutions, adopted by written consent of the initial Trustee of the Trusts on June 18, 2019, February 10, 2020, February 12, 2020, February 27, 2020, and February 28, 2020, and at a meeting of the Board of Trustees of the Trusts held on March 5, 2020, with respect to the Trusts, the Funds and the Shares (the “Resolutions”); (ii) the Declarations of Trust, the Bylaws and the Certificates of Trust; and (iii) certain other matters set forth therein.

The Certificates of Trust, the Declarations of Trust, the Bylaws, the Resolutions, the Registration Statements and Prospectuses are collectively referred to herein as the “Operative Documents”.

For purposes of this opinion, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents referenced in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, (iv) that each such document is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein, and (v) the Registration Statement of each Trust was filed with the Commission and that each such Registration Statement is identical to the form provided to us except as follows: (A) the name, date of formation and establishment of each Trust and Fund; (B) the number of Shares to be registered for each Fund; (C) the Initial Purchase Price (as defined in the Registration Statements) of the Shares of each Fund; (D) the age and gender requirements of eligible shareholders for each Fund; and (E) the date on which distributions paid per Share of a Fund will be greater than the Initial Purchase Price for the Fund.

For purposes of this opinion, we have assumed (i) that the Declarations of Trust, the Bylaws and the Certificates of Trust with respect to each Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the applicable Trust, (ii) that each Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the legal capacity of each natural

Each of the Trusts listed

  on Annex A attached hereto

March 9, 2020

person who is party to the documents examined by us, (iv) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) that each of the parties to the documents examined by us (other than the Trusts) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (viii) the due submission of purchase orders to each Trust by the purchasers, (ix) the acceptance by each Trust of such purchase orders and the due issuance of its Shares to the purchasers in accordance with the applicable Declaration of Trust and the Bylaws, (x) the payment by each purchaser of the Shares of the full consideration due from it for the Shares subscribed to by such purchaser, and (xi) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the purchasers will be maintained in the appropriate registers and other books and records of the applicable Trust.

We have not participated in the preparation of the Registration Statements and the Prospectuses and assume no responsibility for their contents.

This opinion is limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	Each Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § et seq. (the “Act”)

2.	Each Trust is authorized to issue its Shares.

3.

The Shares to be issued by the applicable Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents applicable to such Trust, will be validly issued, fully paid and nonassessable beneficial interests in the applicable Trust.

Each of the Trusts listed

  on Annex A attached hereto

March 9, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect to each Trust and to the reference to this firm under the caption “Legal Opinion” in each such Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS, LLP

By:	/s/ Roger D. Anderson
Name: Roger D. Anderson

Annex A

LIFEX Trust/Fund Names

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 65F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65F
Stone Ridge Longevity Risk Premium Fixed Income Trust 65M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65M
Stone Ridge Longevity Risk Premium Fixed Income Trust 66F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66F
Stone Ridge Longevity Risk Premium Fixed Income Trust 66M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66M
Stone Ridge Longevity Risk Premium Fixed Income Trust 67F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67F
Stone Ridge Longevity Risk Premium Fixed Income Trust 67M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67M
Stone Ridge Longevity Risk Premium Fixed Income Trust 68F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68F
Stone Ridge Longevity Risk Premium Fixed Income Trust 68M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68M
Stone Ridge Longevity Risk Premium Fixed Income Trust 69F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69F
Stone Ridge Longevity Risk Premium Fixed Income Trust 69M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69M
Stone Ridge Longevity Risk Premium Fixed Income Trust 70F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70F
Stone Ridge Longevity Risk Premium Fixed Income Trust 70M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70M
Stone Ridge Longevity Risk Premium Fixed Income Trust 71F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71F
Stone Ridge Longevity Risk Premium Fixed Income Trust 71M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71M
Stone Ridge Longevity Risk Premium Fixed Income Trust 72F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72F
Stone Ridge Longevity Risk Premium Fixed Income Trust 72M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72M
Stone Ridge Longevity Risk Premium Fixed Income Trust 73F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73F
Stone Ridge Longevity Risk Premium Fixed Income Trust 73M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73M
Stone Ridge Longevity Risk Premium Fixed Income Trust 74F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74F
Stone Ridge Longevity Risk Premium Fixed Income Trust 74M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74M
Stone Ridge Longevity Risk Premium Fixed Income Trust 75F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75F

1

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 75M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75M
Stone Ridge Longevity Risk Premium Fixed Income Trust 76F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76F
Stone Ridge Longevity Risk Premium Fixed Income Trust 76M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76M
Stone Ridge Longevity Risk Premium Fixed Income Trust 77F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77F
Stone Ridge Longevity Risk Premium Fixed Income Trust 77M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77M
Stone Ridge Longevity Risk Premium Fixed Income Trust 78F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78F
Stone Ridge Longevity Risk Premium Fixed Income Trust 78M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78M
Stone Ridge Longevity Risk Premium Fixed Income Trust 79F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79F
Stone Ridge Longevity Risk Premium Fixed Income Trust 79M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79M
Stone Ridge Longevity Risk Premium Fixed Income Trust 80F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80F
Stone Ridge Longevity Risk Premium Fixed Income Trust 80M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80M
Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81F
Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81M
Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82F
Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82M
Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83F
Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83M
Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84F
Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84M
Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85F
Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85M

2

Annex B

LIFEX Trust/Fund Names

Fund	Shares Being Registered
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65F	$240
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65M	$240
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66F	$160
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66M	$160
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67F	$140
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67M	$140
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74F	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75F	$120

1

Fund	Shares Being Registered
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75M	$120
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76F	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76M	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77F	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77M	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78F	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78M	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79F	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79M	$80
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80M	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81M	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82M	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83M	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84M	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85F	$30
Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85M	$30

2